Exhibit 10.11
Execution Copy
MANAGEMENT STOCKHOLDERS AGREEMENT
MANAGEMENT STOCKHOLDERS AGREEMENT dated as of December 19, 2005 (this “Agreement”) among SanuWave, Inc., a Delaware corporation (the “Company”), Prides Capital Fund I, L.P., a Delaware limited partnership (“PC”) and each of the holders of Common Stock (as defined herein) (each a “Management Stockholder”). Each of the parties to this Agreement (other than the Company) and any other Person (as hereinafter defined) who or which shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a “Stockholder.”
WITNESSETH:
WHEREAS, the Management Stockholder has purchased shares of common stock of the Company, par value $0.01 per share (“Common Stock”); and
WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares (as hereinafter defined) and to provide for certain rights and obligations and other agreements in respect of the Shares and the Company, all as hereinafter provided.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:
“Affiliate”, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise.
“Cost” shall mean the purchase price per share of Common Stock paid by the applicable Management Stockholder determined by dividing (x) the total purchase price paid by such Management Stockholder on the date of purchase of such share by (y) the number of shares of Common Stock purchased by such Management Stockholder on such date, as adjusted by the Board of Directors of the Company in good faith and on a consistent basis to reflect stock splits, stock dividends, recapitalizations and other similar transactions.

“Disposition” shall mean a direct or indirect, transfer, sale, assignment, pledge, hypothecation, encumbrance, or other disposition of, all or any portion of any Shares or any economic interest therein (other than a disposition to a Permitted Transferee).
“Employment Agreement” shall mean the applicable employment agreement between such Management Stockholder and the Company (and/or, if applicable, the Company’s Subsidiaries).
“Fair Market Value” shall mean on a given date, (i) if there is a public market for the shares on such date, the average high and low closing bid prices of the Shares, as applicable, on such stock exchange on which the Shares are principally trading on the date in question, or if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (ii) if there is no public market for the Shares on such date, as determined in good faith by the Board of Directors of the Company. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares or the fact that such shares would represent a minority interest in the Company. If the applicable Management Stockholder disagrees in good faith with the determination of Fair Market Value by the Board of Directors of the Company, the applicable Management Stockholder shall notify the Board of Directors in writing no later than 20 days following its determination and shall set forth his or her reason(s) for disagreement and his or her assessment of Fair Market Value. If the Board of Directors and the applicable Management Stockholder are unable to reach agreement regarding Fair Market Value in the 30 days following the receipt by the Board of Directors of the applicable Management Stockholder’s notification, a neutral third party shall be mutually selected to determine the Fair Market Value. The costs and expenses of such neutral third party’s decision shall be borne by the applicable Management Stockholder, unless the neutral third party assesses the Fair Market Value to be greater than 110% of the determination of Fair Market Value by the Board of Directors.
“Permitted Transferee” shall mean: (i) any Affiliate of PC, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Stockholder (or its Permitted Transferees), (iii) for estate planning purposes, any trust, the beneficiaries of which include only Permitted Transferees referred to in clauses (i) and (ii) and spouses and lineal descendants of Permitted Transferees referred to in clause (ii), (iv) a corporation or partnership, a majority of the equity, of which is owned and controlled by PC or Permitted Transferees referred to in clauses (i), (ii) or (iii) and (v) any bank or financial institution to which a bona fide pledge of Shares is made, provided that immediately following any foreclosure upon such pledged Shares, such bank or financial institution shall cease to be a Permitted Transferee for all purposes of this Agreement; provided, further that any such Permitted Transferee referred to in the foregoing clauses agrees in writing to be bound by the terms of this Agreement in accordance with Section 2.2.
“Person” shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

“Public Offering” shall mean any public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act.
“Securities Act” shall mean the United States Securities Act of 1933, as amended.
“Shares” shall mean, with respect to any Stockholder, any and all shares of Common Stock, preferred stock or other capital stock of the Company, whether now owned or hereafter acquired (including upon exercise of options, preemptive rights or otherwise), held by such Stockholder.
“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar function at the time directly or indirectly owned by such Person.
“Third Party” shall mean any prospective Transferee of Shares (other than the Company) that is not a Permitted Transferee of the Stockholder proposing the Transfer of such Shares to such prospective Transferee.
“Transferee” shall mean any Person who or which acquires Shares from a Stockholder or a Transferee (including Permitted Transferees) of a Stockholder subject to this Agreement.
ARTICLE II
CERTAIN RESTRICTIONS ON TRANSFERS
Section 2.1. Transfers in Accordance with this Agreement. No Management Stockholder shall, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of, all or any portion of any Shares or any economic interest therein (including without limitation by means of any participation or swap transaction) (each, a “Transfer”) to any Person, except in compliance with the Securities Act, applicable state and other securities laws and this Agreement. Any attempt to Transfer any Shares in violation of the terms of this Agreement shall be null and void, and neither the Company, nor any transfer agent shall register upon its books any Transfer of Shares by a Management Stockholder to any Person except a Transfer in accordance with this Agreement.
Section 2.2. Agreement to be Bound. No Transfer of Shares (other than Transfers in a Public Offering, if any) by a Management Stockholder shall be effective unless such Transferee, if not already a party hereto, shall have executed and delivered to the Company and PC, as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to such parties confirming that the Transferee agrees to be bound by the terms of this Agreement with respect to the Shares so Transferred to the same extent applicable to the Transferor thereof.

Section 2.3. Share Register. A copy of this Agreement shall be kept with the records of the Company, and the share register of the Company shall contain a notation, so long as such notation is true, with respect to all Shares subject to this Agreement reading substantially as follows:
THE SHARES OF SANUWAVE, INC. HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
Section 2.4. Restrictions on Transfer of Shares. No Management Stockholder shall make a Disposition of any of its Shares until the earlier to occur of (i) the second anniversary of a Public Offering and (ii) the seventh anniversary of the date that such Management Stockholder becomes a party hereto, except for Dispositions (x) to a Permitted Transferee in accordance with the terms hereof, including Section 2.2, (y) in accordance with and pursuant to Sections 2.5 or 2.6 hereof or (z) with the prior written consent of the Company and PC.
Section 2.5. Tag-Along Right.
(a) If at any time PC (and/or its Permitted Transferees) proposes to Transfer Shares held by it to any Person (each, a “Proposed Transferee”), then PC shall send written notice to each Management Stockholder (and/or its Permitted Transferees) which shall state (i) that PC and/or its Permitted Transferees desires to make such a Transfer, (ii) the identity of the Proposed Transferee and the number of Shares proposed to be sold or otherwise transferred, (iii) the proposed purchase price per Share to be paid and the other terms and conditions of such Transfer and (iv) the projected closing date of such Transfer, which in no event shall be prior to 20 days after the giving of such written notice to the Management Stockholder.
(b) For a period of 20 days after the giving of the notice pursuant to clause (a) above, each Management Stockholder shall have the right to sell to the Proposed Transferees in such Transfer at the same price and upon the same terms and conditions as PC (and/or its Permitted Transferees) (which terms and conditions may include making representations or providing indemnities; provided, however, that in no event shall such Management Stockholder be required to make any representations or provide any indemnities other than (i) on a proportionate basis and (ii) with respect to matters relating solely to such Management Stockholder (and/or its Permitted Transferees), such as representations as to title to Shares to be transferred by such Management Stockholder and/or its Permitted Transferees) a percentage of the total number of Shares proposed to be Transferred to such Proposed Transferee equal to the percentage obtained by dividing (x) the number of Shares of the same series and class then held by such Management Stockholder (if any) by (y) the total number of such Shares then outstanding, and the number of Shares that may be Transferred by PC and their Permitted Transferees in such proposed Transfer shall be commensurately reduced.
(c) The rights of each Management Stockholder under Section 2.5(b) shall be exercisable by delivering written notice thereof, prior to the expiration of the 20-day period referred to in clause (b) above, to PC with a copy to the Company. The failure of any Management Stockholder to respond within such period to PC shall be deemed to be a waiver of such Management Stockholder’s rights under this Section 2.5 with respect to that Transfer, so long as such Transfer takes place within a period of 120 days following the expiration of such 20-day period.

(d) In the event that any Management Stockholder exercises rights under Section 2.5(b) and following such exercise there is a change in the price or terms of the proposed transaction between PC and the Proposed Transferee, then PC shall promptly notify such Management Stockholder of the revised price or terms and, if the price has changed at all or the other terms have changed materially, such Management Stockholder shall have the right to rescind the exercise of its rights under Section 2.5(b) by notice to PC within five business days of receipt of the notice from PC.
Section 2.6. Drag-Along Right. If at any time PC (and/or its Permitted Transferees) propose to sell or cause the sale of more than 50% of the outstanding Shares to a Third Party in any transaction or series of related transactions, then PC shall have the right to deliver a written notice (a “Buyout Notice”) to each Management Stockholder which shall state (i) that PC proposes to effect such transaction, (ii) the identity of the Third Party and the proposed purchase price per Share to be paid and any other terms and conditions, and (iii) the projected closing date of such sale. Each Management Stockholder agrees that, upon receipt of a Buyout Notice, such Management Stockholder (and its Permitted Transferees) shall be obligated to sell in such transaction the same percentage of the Shares held by such Management Stockholder (and/or its Permitted Transferees) as PC (and/or its Permitted Transferees) proposes to sell (on an as-converted basis) upon the terms and conditions of such transaction (and otherwise take all necessary action to cause consummation of the proposed transaction); and provided, farther, that in no event shall any Management Stockholder be required to make any representations or provide any indemnities other than (A) on a proportionate basis and (B) with respect to matters relating solely to such Management Stockholder (and/or its Permitted Transferees), such as representations as to title to Shares to be transferred by such Management Stockholder (and/or its Permitted Transferees).
ARTICLE III
MISCELLANEOUS
Section 3.1. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholders in this Agreement.
Section 3.2. Recapitalization, Exchanges, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the term “Shares,” as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate.

Section 3.3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
Section 3.4. No Waivers, Amendments.
(a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing (i) by the Company, (ii) the Management Stockholders representing a majority of the Shares held by all Management Stockholders and (iii) PC; provided, however, that no such modification, amendment or waiver shall be effective against any Management Stockholder without such Management Stockholder’s consent unless such modification, amendment or waiver does not treat such Management Stockholder differently in any material respect from all other Management Stockholders holding the same class or series of Shares. Notwithstanding the foregoing, the Company may from time to time add additional holders of Shares or other equity securities of the Company as parties to this Agreement with the consent of PC and without the consent or additional signatures of the Management Stockholders (and amend and/or restate the Agreement, including any schedules or exhibits hereto, to reflect such additions), and upon the Company’s receipt of such additional holder’s executed signature pages hereto, such additional holders shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.
Section 3.5. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received or, (b) if given by overnight courier or express mail service, when delivery is confirmed or, (c) if given by any other means, when delivered at the address specified in this Section 3.5. In each case, notice shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to the Company:
SanuWave, Inc.
44 Montgomery Street, Suite 860 San
Francisco, California 94104
Attn: Chris Puscasiu
Telecopy: (801) 344-8773

with a copy to:
Simpson Thacher & Bartlett LLP
3330 Hillview Avenue
Palo Alto, California 94304
Attention: Michael J. Nooney
Telecopier: (650) 251-5002
if to PC:
c/o Prides Capital, LLC
44 Montgomery Street, Suite 860
San Francisco, California 94104
Attn: Chris Puscasiu
Telecopy: (801) 344-8773
with a copy thereof to:
Simpson Thacher & Bartlett LLP
3330 Hillview Avenue
Palo Alto, California 94304
Attention: Michael J. Nooney
Telecopy: (650) 251-5002
if to a Management Stockholder, to the most recent address in the personnel records of the Company.
Section 3.6. Term of Agreement. This Agreement shall become effective as of the date hereof and shall terminate upon the expiration of the transfer restrictions set forth in Section 2.4 hereof.
Section 3.7. Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by a Stockholder at the principal offices of the Company.

Section 3.8. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that state. Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any California state court, or Federal court of the United States of America, sitting in the Northern District of California, and any appellate court to any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection with this Agreement or the transactions contemplated by this Agreement or by the agreements delivered in connection with this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such California state court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such California state or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such California state or Federal court. Each of the parties to this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
Section 3.9. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.
Section 3.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
Section 3.11. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.
Section 3.12. Confidentiality. Except as required by law or the rules of any applicable stock exchange, any announcements or similar publicity or any disclosure to any person other than the respective advisors of PC or any Management Stockholder by PC or such Management Stockholder regarding the contents of this Agreement or any other agreement between the parties entered into pursuant thereto shall be agreed upon by PC and the Company prior to such disclosure and, except as provided herein, any information relating to the matters described above hereof shall be kept confidential by the parties hereto (and their respective representatives and agents).
Section 3.13. Parties in Interest. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and Permitted Transferees. Neither this Agreement nor any of their rights hereunder shall be assigned by any Management Stockholder to any Person who is not a Permitted Transferee without the prior written consent of PC and the Company.

Section 3.14. Enforcement; Further Assurances.
(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
(b) The parties hereto agree to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments, agreements and documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

SANUWAVE, INC.
By:	/s/ Chris Puscasiu
	Name:	Chris Puscasiu
	Title:	Director
PRIDES CAPITAL FUND I, L.P.
By:	Prides Capital Partners, LLC, its general partner

By:	/s/ Christian Puscasiu
	Name:	Christian Puscasiu
	Title:	Managing Member

MANAGEMENT STOCKHOLDER
By:	/s/ Christopher M. Cashman
	Name:	Christopher M. Cashman